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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 29, 1999

                        Meadowbrook Insurance Group, Inc.
             (Exact name of registrant as specified in its charter)

                                    Michigan
                 (State or other jurisdiction of incorporation)

                   1-14094                      38-2626206
           (Commission File Number) (IRS Employer Identification No.)

                   26600 Telegraph Rd., Suite 300
                       Southfield, Michigan               48034
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (248) 358-1100

                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

         On March 29, 1999, Meadowbrook Insurance Group, Inc. ("Meadowbrook") announced that it had realigned its management structure. Under the new structure, Merton J. Segal remains Chairman and Chief Executive Officer of Meadowbrook. Robert S. Cubbin has been appointed President and Chief Operating Officer. Mr. Cubbin, formerly an Executive Vice President and a member of the Office of the President of Meadowbrook, will be responsible for overseeing operations and executing Meadowbrook's alternative risk management strategy.

         The new management structure will replace the Office of the President, which was a shared approach to managing the operations of Meadowbrook.

         James R. Parry, Sr. has been appointed Vice Chairman of Meadowbrook and Chairman of its subsidiary Meadowbrook, Inc. Mr. Parry will be responsible for national marketing and sales, risk management and agency operations.

         Joseph C. Henry will lead insurance company operations as President of Star Insurance Company, an insurance company subsidiary of Meadowbrook. Mr. Henry will be responsible for branch management, underwriting, claims management and reinsurance, as well as executing on program action plans.

         Additionally, William J. Lohmeyer was named Senior Vice President and Chief Financial Officer of Meadowbrook late in January, 1999. Mr. Lohmeyer will oversee corporate finance, forecasting, accounting, actuarial services, information technology and investor relations.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: April 5, 1999       MEADOWBROOK INSURANCE GROUP, INC.

                          By: /s/ Robert S. Cubbin
                              --------------------
                              Robert S. Cubbin, President and Chief Operating Officer